UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 29, 2014 (May 28, 2014)

Date of Report (Date of earliest event reported)

CONTINENTAL MATERIALS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-03834	36-2274391
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Wacker Dr., Suite 4000 Chicago, IL	60606
(Address of Principal Executive Offices)	(Zip Code)

(312) 541-7200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

The 2014 Annual Meeting of the Stockholders of the Company was held on May 28, 2014.

Proprosal 1. At that meeting, three individuals, all of whom are current directors, were nominated and elected to serve until the 2017 Annual Meeting by the following vote:

Director	Shares For	Shares Against	Shares Withheld
Ralph W. Gidwitz	1,222,986	—	19,059
Theodore R. Tetzlaff	1,083,704	—	234,341
Peter E. Thieriot	1,302,293	—	15,752

The following directors’ terms of office continued after the 2014 Meeting until the Annual Meetings of the years as noted:

Directors	Expiration of Term
Thomas H. Carmody	2015
Ronald J. Gidwitz	2015
Darrell M. Trent	2015
William D. Andrews	2016
Betsy R. Gidwitz	2016
James G. Gidwitz	2016

Proposal 2. The appointment of the independent auditing firm of BKD LLP was ratified by the following vote:

For	Against	Abstain
1,488,453	19,028	1,089

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINENTAL MATERIALS CORPORATION

	By:	/s/ Joseph J. Sum
	Name:	Joseph J. Sum
	Title:	Chief Financial Officer

Date: May 29, 2014